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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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PERFICIENT, INC.
1120 South Capital of Texas Highway, Suite 220 Building III
Austin, Texas 78746

Notice of Annual Meeting of Stockholders
To Be Held December 30, 2003

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Stockholders of Perficient, Inc. ("Perficient" or the "Company") will be held at the Company's headquarters located at 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746 on December 30, 2003 at 10:00 a.m. Central Standard Time, for the following purposes:

  (1)
  To elect six directors to hold office for a term of one year or until their successors have been duly elected and qualified;

  (2)
  To ratify the appointment of Ernst & Young LLP as Perficient's independent auditors for the fiscal year ending December 31, 2003; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors of Perficient has fixed the close of business on December 3, 2003 as the record date for the determination of stockholders of Perficient entitled to notice of and to vote at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746, during ordinary business hours for the ten-day period prior to the 2003 Annual Meeting.

        Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

        Whether or not you plan to attend the 2003 Annual Meeting, you are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States. You may revoke your proxy at any time prior to the 2003 Annual Meeting. If you decide to attend the 2003 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2003 Annual Meeting.

By Order of the Board of Directors
/s/ Mark D. Mauldin
Mark D. Mauldin Secretary
December 9, 2003 Austin, Texas

PERFICIENT, INC.
1120 South Capital of Texas Highway, Suite 220 Building III
Austin, Texas 78746

Proxy Statement for Annual Meeting

        This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Perficient, Inc., a Delaware corporation ("Perficient" or the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on December 30, 2003 at the Company's headquarters located at 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746 at 10:00 a.m. Central Standard Time, and at any adjournment thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about December 9, 2003. The principal executive offices of Perficient are located at the address listed above.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Only holders of record of Perficient common stock at the close of business on the record date, December 3, 2003 (the "Record Date"), will be entitled to vote at the Meeting and at all adjournments thereof. On the Record Date, there were outstanding and entitled to vote 13,944,670 shares of Perficient's common stock, $.001 par value per share (the "Common Stock"). Each outstanding share of Perficient Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by Continental Stock Transfer & Trust Company, the Company's transfer agent.

Quorum Required

        The Company's bylaws provide that the holders of a majority of the Company's outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

        Proposal 1. Directors of Perficient will be elected by a plurality of the vote of the outstanding shares of Common Stock, in person or by proxy, and entitled to vote at the Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

        Proposal 2. Ratification of the appointment of Ernst & Young LLP as Perficient's independent auditors for the fiscal year ending December 31, 2003 requires the affirmative vote of a majority of those shares of Common Stock present, in person or by proxy, and cast either affirmatively or negatively at the Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

        If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may determine to reduce the size of the Board of Directors. A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, by duly executing and delivering to the Secretary of Perficient a proxy bearing a later date, or by voting in person at the Meeting.

Solicitation of Proxies

        Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Perficient. No additional compensation will be paid to these individuals for any such service. Except as described above, Perficient does not presently intend to solicit proxies other than by mail, electronic mail, or telephone.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth certain information regarding the beneficial ownership of Perficient Common Stock as of December 5, 2003 for (i) each person or entity who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each such class; (ii) each executive officer listed in the Summary Compensation table below; (iii) each director of Perficient; and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Shares Beneficially Owned	Percent of Class(2)
Common Stock
Morton H. Meyerson 3401 Armstrong Ave. Dallas, Texas 75205(3)	3,158,013	22.65%
John T. McDonald(4)	1,940,656	13.27%
2M Technology Ventures, L.P. 3401 Armstrong Ave. Dallas, Texas 75205	1,666,500	11.49%
Michael J. Cromwell, III(5)	909,000	6.38%

WWC Capital Fund, L.P. 11911 Freedom Drive Reston, Virginia 20190(6)	909,000	6.38%
Eric Simone(7)	739,379	5.29%
David S. Lundeen(8)	519,734	3.70%
Beekman Ventures, Inc.	512,892	3.68%
Sam J. Fatigato(9)	323,760	2.32%
Jeffrey Davis 622 Emerson Road Suite 400 Creve Coeur, MO 63141(10)	271,870	1.93%
Robert E. Pickering, Jr.(11)	156,500	1.12%
Philip J. Rosenbaum(12)	115,750	*
Dr. W. Frank King(13)	52,499	*
Mark D. Mauldin(14)	51,617	*
Matthew P. Clark(15)	37,133	*
Max D. Hopper(16)	10,000	*
Directors and executive officers as a group (12 persons)	4,388,519	28.41%

*
Indicates less than 1% of the outstanding shares of Perficient Common Stock.

(1)
Unless otherwise indicated, the address of each person or entity is 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas, 78746.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage of beneficial ownership is based on 13,944,670 shares of Common Stock outstanding as of November 30, 2003, respectively.

(3)
Includes 1,111,000 shares of Perficient Common Stock and warrants to purchase 555,500 shares of Perficient Common Stock held by 2M Technology Ventures, L.P. which is controlled by Mr. Meyerson and Mr. Meyerson holds sole voting power and sole dispositive power with respect to such shares.

(4)
Includes 512,892 shares owned by Beekman Ventures, Inc., of which Mr. McDonald is president and sole stockholder. Mr. McDonald is deemed to be the beneficial owner of such shares. Also includes options to purchase 626,458 shares under Perficient's stock option plan. Does not include options to purchase 292,753 shares of Perficient Common Stock that are not exercisable within

  60 days of the date hereof. Includes warrants to purchase 50,500 shares of Perficient Common Stock.

(5)
Includes 606,000 shares of Perficient Common Stock and warrants to purchase 303,000 shares of Perficient Common Stock held by WWC Capital Fund, L.P. Additionally, Michael J. Cromwell, III, a former director, is a control person of WWC Capital Management, L.L.C., which is the general partner of WWC Capital Fund, L.P.

(6)
Includes warrants to purchase 303,000 shares of Perficient Common Stock. Additionally, Michael J. Cromwell, III, a former director, is a control person of WWC Capital Management, L.L.C., which is the general partner of WWC Capital Fund, L.P. This information is based solely on the Schedule 13D filed by WWC Capital Fund, L.P. on January 11, 2002.

(7)
Includes options to purchase 11,529 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Also includes warrants to purchase 25,250 shares of Perficient Common Stock.

(8)
Includes options to purchase 39,999 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Also includes warrants to purchase 50,500 shares of Perficient Common Stock. Does not include options to purchase 25,001 shares of Perficient Common Stock that are not exercisable within 60 days of the date hereof.

(9)
Includes options to purchase 7,060 shares of Perficient Common Stock exercisable within 60 days of the date hereof.

(10)
Includes options to purchase 153,260 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 195,204 shares of Perficient Common Stock that are not exercisable within 60 days of the date hereof.

(11)
Includes options to purchase 5,000 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Also includes warrants to purchase 50,500 shares of Perficient Common Stock.

(12)
Includes options to purchase 40,000 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Also includes warrants to purchase 25,250 shares of Perficient Common Stock.

(13)
Includes options to purchase 52,499 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 12,501 shares of Perficient Common Stock that are not exercisable within 60 days of the date hereof.

(14)
Includes options to purchase 51,617 shares of Perficient Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 30,001 shares of Perficient Common Stock that are not exercisable within 60 days of the date hereof.

(15)
Includes options to purchase 37,133 shares of Perficient Common Stock exercisable within 60 days of the date hereof.

(16)
Includes options to purchase 10,000 shares of Perficient Common Stock exercisable within 60 days of the date hereof.

PROPOSAL 1. ELECTION OF DIRECTORS

        At this year's Annual Meeting of Stockholders, six directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

        The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of each of the following nominee directors: John T. McDonald, David S. Lundeen, Dr. W. Frank King, Philip J. Rosenbaum,

Robert E. Pickering, Jr., and Max D. Hopper. If any of the nominee directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by us, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

The Board of Directors recommends a vote "FOR" the election of each of the Nominee Directors.

        The name and age of each of the nominee directors and executive officers of Perficient, their respective positions with Perficient and the period during which each such individual has served in that capacity are set forth below. Additional biographical information concerning each of the nominee directors and executive officers follows the table.

Name	Age	Position with Perficient	Held Position Since
John T. McDonald	40	Chief Executive Officer and Chairman of the Board of Directors	1999
Jeffrey S. Davis	39	Chief Operating Officer	2002
Mark D. Mauldin	33	Chief Financial Officer	2002
David S. Lundeen	41	Director	1998
Dr. W. Frank King	64	Director	1999
Philip J. Rosenbaum	53	Director	1999
Robert E. Pickering, Jr.	51	Director	2002
Max D. Hopper	69	Director	2002

Certain Biographical Information Concerning Directors and Executive Officers

        John T. McDonald joined Perficient in April 1999 as Chief Executive Officer and was elected Chairman of the Board in March 2001. From April 1996 to October 1998, Mr. McDonald was president of VideoSite, Inc., a multimedia software company that is currently a subsidiary of GTECH Corporation. GTECH acquired VideoSite in October 1997, 18 months after Mr. McDonald became VideoSite's president. From May 1995 to April 1996, Mr. McDonald was a Principal with Zilkha & Co., a New York-based merchant banking firm. From June 1993 to April 1996, Mr. McDonald served in various positions at Blockbuster Entertainment Group, including Director of Corporate Development and Vice President, Strategic Planning and Corporate Development of NewLeaf Entertainment Corporation, a joint venture between Blockbuster and IBM. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom in New York focusing on mergers and acquisitions and corporate finance. Mr. McDonald received a B.A. in Economics from Fordham University in 1984 and a J.D. from Fordham Law School in 1987.

        Jeffrey S. Davis became Perficient's Chief Operating Officer upon the closing of the acquisition of Vertecon in April 2002. He previously served the same role since October 1999 at Vertecon prior to its merger with Perficient. Mr. Davis has 13 years of experience in technology management and consulting. Prior to Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen's Business Consulting Practice starting in January 1999 where he was responsible for defining and managing internal processes, while managing business development and delivery of products, services and solutions to a number of large accounts. Prior to Arthur Andersen, Mr. Davis worked at

Ernst & Young for two years, Mallinckrodt, Inc. for two years, and spent five years at McDonnel Douglas in many different technical and managerial positions. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

        Mark D. Mauldin joined Perficient in June 2000 as Controller and was promoted to Chief Financial Officer in December 2002. Prior to joining Perficient, Mr. Mauldin was an Assurance and Advisory Business Services manager with Ernst & Young LLP's Technology, Communications and Entertainment practice in Austin. Mr. Mauldin held various other positions at Ernst & Young LLP since January 1994. Mr. Mauldin graduated from the University of Texas at Austin in December 1993 with a degree of Bachelor of Business Administration with honors and a Masters in Professional Accounting. Mr. Mauldin is a certified public accountant.

        David S. Lundeen joined Perficient in April 1998 as a director. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen currently serves as a member of the Board of Directors of TippingPoint Technologies, Inc. and Parago, Inc. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and an M.B.A. from the University of Chicago in 1988.

        Dr. W. Frank King became a member of the Board of Directors in June 1999. He has served as a Director of PSW Technologies, Inc., now known as Concero Inc., a publicly-traded consulting services company, since October 1996. From 1992 to August 1998, Dr. King served as President and Chief Executive Officer of PSW. From 1988 to 1992, Dr. King was Senior Vice President of the Software Business group of Lotus, a software publishing company. Prior to joining Lotus, Dr. King was employed with IBM for 19 years, where his last position was Vice President of Development for the Personal Computing Division. Dr. King currently serves on the boards of directors of Aleri, Inc., Eon Communications, Inc., Ibasis and Natural Microsystems Corporation. Dr. King earned a Ph.D. in electrical engineering from Princeton University, an M.S. in electrical engineering from Stanford University and a B.S. in electrical engineering from the University of Florida.

        Philip J. Rosenbaum became a member of Perficient's Board of Directors in June 1999. Since May 1995, Mr. Rosenbaum has been a self-employed developer of new businesses, investor and consultant. From February 1993 to May 1995, Mr. Rosenbaum was Vice President of International Operations of Unify Corporation, a software development tool supplier. Mr. Rosenbaum also serves on the board of directors of a privately-held software company. Mr. Rosenbaum received a B.S. from Rutgers in 1972.

        Robert E. Pickering, Jr. has held the position of CEO of IconMedialab International, an IT services company with headquarters in The Netherlands beginning in 2002. Mr. Pickering began his IT services career in 1974 at Andersen Consulting (now Accenture), where he was a partner. After 11 years at Andersen, where he managed and directed several system development and outsourcing projects, Mr. Pickering joined First City Bankcorp in 1996, as Chief Information Officer. Three years later in 1999, he became Chief Information Officer of Continental Airlines. Mr. Pickering was also Chairman and CEO of Origin from 1998 to 2000, one of the largest IT services companies in Europe. Mr. Pickering was Chairman and CEO of e2i Inc. from May 2000 to December 2001, which filed for protection under the federal bankruptcy laws in December 2001. Mr. Pickering also serves on the boards of a variety of organizations including the American Chamber of Commerce in the Netherlands,

B&J Foodservice in Kansas City, and Ora Oxygen, a travel spa based in The Netherlands. Mr. Pickering is a graduate of Baylor University.

        Max D. Hopper became a member of the Board of Directors in September 2002. Mr. Hopper began his IS career in 1960 at Shell Oil and served with EDS, United Airlines and Bank of America prior to joining American Airlines. During Mr. Hopper twenty-year tenure at American Airlines he served as CIO, and as CEO of several business units. Most recently, he founded Max D. Hopper Associates, Inc., a consulting firm that specializes in the strategic use of IT and eBusiness. Max currently serves on the board of directors for several companies such as Metrocall, Inc. and Gartner Group.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq SmallCap Market. Based solely on a review of the copies of reports furnished to us and written representations from our executive officers, directors and persons who beneficially own more than ten percent of our equity securities, we believe that, during the preceding year, all filing requirements applicable to our officers, directors and ten percent beneficial owners under Section 16(a) were satisfied, except that Jeffrey Davis, Max D. Hopper, Dr. Frank King, Mark D. Mauldin, Robert E. Pickering, Jr., and Philip J. Rosenbaum failed to timely file Form 3's upon becoming officers or directors of Perficient.

Composition and Meetings of the Board of Directors and Committees

        The Board of Directors is currently comprised of six directors. Michael J. Cromwell, III voluntarily resigned as a member of the Perficient Board of Directors on October 17, 2003, in order to pursue other interests.

        During fiscal year 2002, the Board of Directors held 3 meetings and acted by unanimous written consent 2 times. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2002.

Committees of the Board of Directors

        The Board of Directors has created a Compensation Committee and an Audit Committee. The Board of Directors has not created a Nominating or similar Committee.

Compensation Committee

        The Compensation Committee, which held no meetings and acted 2 times by unanimous written consent during fiscal year 2002, establishes salaries, incentives and other forms of compensation for Perficient's directors, executive officers and key employees and administers its equity incentive plans and other incentive and benefit plans. The members of the Compensation Committee are Mr. David S. Lundeen and Mr. Max. D. Hopper. Mr. Lundeen serves as chairman of the Compensation Committee.

Audit Committee

        The Audit Committee reports to the Board of Directors with regard to the selection of our independent auditors, the scope of the annual audits, the fees paid to the independent auditors, the performance of our independent auditors, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The members of the Audit Committee are Dr. W. Frank King, Mr. Philip J. Rosenbaum, and Mr. David S. Lundeen. Dr. King serves as Chairman of the Audit Committee. The Audit Committee held four meetings during fiscal 2002.

Compensation of Directors and Executive Officers

        The following table sets forth information concerning the annual and long-term compensation earned by the individuals who served as Perficient's Chief Executive Officer and certain other executive officers during fiscal year 2002 for services rendered in all capacities during the years presented. John T. McDonald joined Perficient in April 1999 and assumed the duties of Chief Executive Officer. Sam J. Fatigato joined Perficient in May 2000 and resigned in April 2002. Matthew P. Clark joined Perficient in May 2000 and resigned in December 2002. Mark D. Mauldin joined Perficient in June 2000 and was appointed Chief Financial Officer in December 2002.

Summary Compensation Table
		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Other Annual Compensation($)(2)		Securities Underlying Options(#)(3)
John T. McDonald, Chief Executive Officer and Chairman of the Board	2002 2001 2000	$ $ $	225,000 174,825 154,750	$ $ $	46,406 — —	$ $ $	2,750 2,627 2,246	338,000 406,211 50,000
Jeffrey S. Davis Chief Operating Officer	2002		$136,667		$25,370		$2,431	85,000
Sam J. Fatigato, President, Chief Operating Officer and Director	2002 2001 2000	$ $ $	62,946 166,500 103,750	$ $ $	— — —	$ $ $	146,102 2,502 1,388	— 212,217 9,141
Matthew P. Clark, Vice President and Chief Financial Officer	2002 2001	$ $	131,083 121,875	$ $	17,758 —	$ $	13,886 1,981	110,000 83,484
Mark D. Mauldin, Chief Financial Officer	2002		$97,500		$6,094		$1,556	20,000

(1)
In September 2001, Mr. McDonald was granted options to purchase 106,383 shares of our Common Stock with an exercise price of $0.31 per share in lieu of a $50,000 cash bonus.

(2)
Amounts represent 401(k) employer match and also includes severance pay for Messrs. Fatigato and Clark.

(3)
In February 2003, Mr. McDonald was granted options to purchase 125,000 shares of our Common Stock with an exercise price of $0.50. In February 2003, Mr. Davis was granted options to purchase 125,000 shares of our Common Stock with an exercise price of $0.50 per share. In February 2003, Mr. Mauldin was granted options to purchase 20,000 shares of our Common Stock with an exercise price of $0.50 per share. In October 2001, Mr. Davis was granted options to purchase 110,810 shares of our Common Stock with an exercise price of $1.35 per share and options to purchase 27,654 shares of our Common Stock with an exercise price of $0.34 per share.

Compensation of Directors

        In April 2003, the Board of Directors unanimously approved a new director compensation plan with the following provisions:

  •
  Each non-employee board member will receive $500 for each board meeting attended.
  •
  Each audit committee member will receive $1,250 for each audit committee meeting.
  •
  Each compensation committee member will received $500 for each compensation committee meeting.
  •
  The chairman of the audit committee will receive an additional $2,500 annually.
  •
  Each non-employee board member will receive 5,000 vested options annually.
  •
  Each committee member will receive an additional 5,000 vested options annually.

        Previously, Dr. W. Frank King and Philip J. Rosenbaum received an annual retainer of $15,000 to serve on the Board of Directors. Other directors received no cash remuneration for serving on the Board of Directors. Non-employee directors, however, were granted options to purchase 20,000 shares of Common Stock in their first year of service and were granted additional options to purchase 5,000 shares of Common Stock in each subsequent year of service. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. In May of 2002, Dr. King was granted options to purchase 25,000 shares of our Common Stock with an exercise price of $1.21. In June of 2002, Mr. Lundeen was granted options to purchase 50,000 shares of our common stock with an exercise price of $1.15 per share.

Employment Arrangements

        Perficient has a two-year employment agreement with Mr. McDonald that terminates on December 31, 2003. Mr. McDonald's employment agreement provides for the grant of options to purchase 100,000 shares of our Common Stock that vest over a three year period. In addition, Mr. McDonald may receive a bonus and/or stock option under Perficient's stock option plan as determined by the Board of Directors. Mr. McDonald will receive eighteen months severance pay if: (1) Perficient terminates him without cause; (2) he is terminated following a change of control; or (3) Mr. McDonald terminates his employment within twelve months after a change of control of Perficient. Additionally, Mr. McDonald has agreed to refrain from competing with Perficient for a period of two years following the termination of his employment. At the request of our Board of Directors, Mr. McDonald waived a $50,000 accrued cash bonus in consideration of the issuance of options to purchase 106,383 shares in 2002 of our Common Stock at an exercise price of $0.31 per share.

        Perficient had a two-year employment agreement with Mr. Fatigato that terminated with Mr. Fatigato's resignation effective April 19, 2002. Mr. Fatigato's employment agreement provided for the grant of options to purchase 100,000 shares of our Common Stock that became fully vested upon his resignation. Mr. Fatigato received twelve months severance pay. Additionally, Mr. Fatigato has agreed to refrain from competing with Perficient for a period of two years following the termination of his employment.

        Mr. Matthew P. Clark served as our chief financial officer until his resignation on December 1, 2002. Pursuant to the separation agreement and general release, Mr. Clark received eight months salary equal to approximately $93,733 and eight months health insurance coverage payable ratably over the eight-month period. Mr. Clark has agreed to refrain from competing with Perficient for a period of two years following the termination of his employment.

        Pursuant to the Vertecon Merger Agreement, we have entered into an employment agreement with Jeffrey Davis for an employment term beginning on April 26, 2002, the closing date of the Vertecon Merger. Mr. Davis is our Chief Operating Officer and will be employed for an initial term of two years. He will be paid an annual salary of $205,000 and was granted a non-qualified stock option under our option plan to purchase 110,810 shares of our Common Stock and another non-qualified stock option in satisfaction of certain accrued bonus payments owed to him by Vertecon. Mr. Davis is also eligible to receive an annual bonus equal to up to 40% of his salary. Mr. Davis will receive six months severance pay if Perficient terminates him without cause. Additionally, Mr. Davis has agreed to refrain from competing with Perficient for a period of two years following the termination of his employment.

Option Grants in Last Fiscal Year to Named Executive Officers

        The following table sets forth information related to the grant of stock options by us during the year ended December 31, 2002 to the named executive officers.

Individual Grants
	Number of Securities Underlying Options(#)(1)	% of Total Options Granted to Employees in Fiscal 2002(2)	Exercise or Base Price ($/sh)	Market Price on Date of Grant ($/sh)	Expiration Date
John T. McDonald	63,000 150,000 125,000	3.15% 7.51% 6.26%	1.25 1.15 1.15	1.25 1.15 1.15	01/01/2012 06/25/2012 06/25/2012
Jeffrey S. Davis	50,000 35,000	2.50% 1.75%	1.15 1.15	1.15 1.15	06/25/2012 06/25/2012
Matthew P. Clark	50,000 35,000 25,000	2.50% 1.75% 1.25%	1.21 1.15 1.15	1.21 1.15 1.15	05/20/2012 06/25/2012 06/25/2012
Mark D. Mauldin	20,000	1.00%	1.15	1.15	06/25/2012

(1)
In February 2003, Mr. McDonald was granted options to purchase 125,000 shares of our Common Stock with an exercise price of $0.50. In February 2003, Mr. Davis was granted options to purchase 125,000 shares of our Common Stock with an exercise price of $0.50 per share. In February 2003, Mr. Mauldin was granted options to purchase 20,000 shares of our Common Stock with an exercise price of $0.50 per share. In October 2001, Mr. Davis was granted options to purchase 110,810 shares of our Common Stock with an exercise price of $1.35 per share and options to purchase 27,654 shares of our Common Stock with an exercise price of $0.34 per share.

(2)
Based on an aggregate of 1,997,825 options granted during the year ended December 31, 2002.

Option Exercises and Fiscal Year End Values

        The following table sets forth information concerning the fiscal year-end number and value of unexercised options (market price of our Common Stock less the exercise price with respect to the named executive officers). None of the named executive officers exercised stock options during the fiscal year ended December 31, 2002. No stock appreciation rights were outstanding as of December 31, 2002.

	Number of Securities Underlying Unexercised Options at December 31, 2002(#)
			Value of Unexercised in-the-Money Options at December 31, 2002($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John T. McDonald	348,211	446,000	76,740	—
Jeffrey S. Davis	73,825	149,639	18,252	—
Sam J. Fatigato	7,060	—	—	—
Matthew P. Clark	96,034	—	2,206	—
Mark D. Mauldin	32,660	28,958	1,721	—

(1)
Based on the fair market value of Perficient's Common Stock at December 31, 2002 ($1.00 per share), as reported on the NASDAQ SmallCap Market.

Certain Relationships and Related Transactions

  Sales of Securities

        During the last fiscal year and through the date of the proxy statement, Perficient made the following sales of its Common Stock in transactions that were not registered under the Securities Act of 1933:

  •
  The following related parties participated in the purchase of securities pursuant to the Convertible Preferred Stock Purchase Agreement, dated as of December 21, 2001, with a limited number of investors under which we sold 1,984,000 shares of our Series A Convertible Preferred Stock for a purchase price of $1.00 per share:

  •
  John T. McDonald, our Chairman and Chief Executive Officer, purchased 100,000 shares of Series A Preferred Stock. Sam J. Fatigato, our former president, Chief Operating Officer and Director, purchased 50,000 shares of Series A Preferred Stock. Such purchases were made on the same terms as those by non-affiliated investors and, in fact, were a condition to the purchase of the Series A Preferred Stock by the non-affiliated investors.

  •
  David Lundeen, a director of Perficient, is managing member of Watershed-Perficient, LLC which purchased 625,000 shares of Series A Preferred Stock. This purchase was made on the same terms as those by non-affiliated investors.

  •
  Michael J. Cromwell, III, a former director of Perficient, is a control person of WWC Capital Management, L.L.C., which is the general partner of WWC Capital Fund, L.P. WWC Capital Fund purchased 600,000 shares of Series A Preferred Stock (this information is based solely on the Schedule 13D filed by WWC Capital Fund on January 11, 2002). This purchase was made on the same terms as those by non-affiliated investors.

  •
  Robert E. Pickering, Jr., a director of Perficient, is an investor in Watershed-Perficient, LLC which purchased 625,000 shares of Series A Preferred Stock. This purchase was made on the same terms as those by non-affiliated investors.

  •
  Philip Rosenbaum, a director of Perficient, is an investor in Watershed-Perficient, LLC which purchased 625,000 shares of Series A Preferred Stock. This purchase was made on the same terms as those by non-affiliated investors.

  •
  On June 26, 2002, Perficient entered into a Convertible Preferred Stock Purchase Agreement with 2M Technology Ventures, L.P. ("2M"), pursuant to which, 2M purchased 1,111,000 shares of Series B Preferred Stock for a purchase price of $0.900090009 per share. In connection with its purchase of Series B Preferred Stock, 2M also received warrants to purchase up to 555,500 shares of Common Stock. In addition, 2M received the option, which expired in June 2003, to purchase an additional 1,666,500 shares of Series B Preferred Stock and would have received warrants to purchase one share of Common Stock for every two shares of Series B Preferred Stock that it purchased pursuant to the option. As the sole holder of shares of Series B Preferred Stock, 2M has the right to elect one member to our Board of Directors. In connection with the sale of securities to 2M, we agreed with the holders of the shares of Series A Preferred Stock to amend the Certificate of Designation with respect to the Series A Preferred Stock, to, among other things, increase the liquidation preference of the Series A Preferred Stock to $2.00.

  Acquisitions

        In connection with our acquisition of Vertecon in April 2002, Jeffrey Davis, our Chief Operating Officer, received 132,467 shares of Common Stock in exchange for his shares of Primary Webworks, Inc. d/b/a Vertecon, Inc. common stock.

WWC Capital Group Relationship

        Perficient has paid $274,000 in fees to WWC Capital during 2001 and 2002 for finder and advisory fees for the Vertecon and Javelin acquisitions and other acquisition advisory services. Michael J. Cromwell, III, a former director of Perficient, is a co-founder and partner of WWC Capital Group.

Audit Committee Report

        The following is the report of the Audit Committee (the "Committee") with respect to the audit of our fiscal 2002 audited consolidated financial statements:

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements in the Annual Report for the fiscal year ended December 31, 2002, were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence. The Audit Committee reviewed nonaudit services provided by its independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors' independence.

        Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Board of Directors:

Dr. W. Frank King (Chairman) Philip J. Rosenbaum

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Perficient's independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP has audited our financial statements since our inception in 1997. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

        Representatives of Ernst & Young LLP attended all meetings of the Audit Committee in 2002. The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young LLP. In considering the services to be provided by Ernst & Young LLP, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Audit Fees

        Audit fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 included in our Form 10-KSB and for the reviews of the financial statements included our quarterly reports on Form 10-QSB for that fiscal year were $82,750 and for audit related services were $23,000. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

All Other Fees

        Aggregate fees billed by Ernst & Young LLP for non-audit related services, consisting mainly of tax consulting and compliance services, totaled approximately $42,000.

Financial Information Systems Design and Implementation Fees

        We did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during 2002.

        Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of Ernst & Young LLP.

        Stockholder ratification of the appointment of Ernst & Young LLP as our independent public auditors is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors.

Stockholder Proposals for Next Annual Meeting

        Any stockholder proposals intended to be presented at Perficient's next annual meeting of stockholders must be received by Perficient at its offices at 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746, on or before January 31, 2004, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

        For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on January 31, 2004, and advises stockholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on January 31, 2004. Notices of intention to present proposals at the 2004 Annual Meeting should be addressed to Perficient at its offices at 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746.

Other Matters

        The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

Form 10-KSB

        Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its annual report on Form 10-KSB, except for the exhibits to such Form 10-KSB but including the financial statements filed with such Form 10-KSB. Perficient will furnish any exhibit to the Form 10-KSB upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Mark D. Mauldin, Perficient, Inc., 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746, telephone number (512) 531-6000.

By Order of the Board of Directors
/s/ Mark D. Mauldin
Mark D. Mauldin Secretary
December 9, 2003
Form 10-KSB

PERFICIENT, INC.

        The undersigned hereby appoints John T. McDonald, with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of Perficient, Inc. ("Perficient"), to be held at Perficient's headquarters at 1120 South Capital of Texas Highway, Suite 220, Building III, Austin, Texas 78746 on December 30, 2003, at 10:00 a.m., central time, or any adjournment thereof, and to vote the number of shares of Common Stock of Perficient that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	☐ For or ☐ Withhold Authority to vote for the following nominees for election as directors:
	John T. McDonald David S. Lundeen	Dr. W. Frank King Philip J. Rosenbaum	Robert E. Pickering, Jr. Max D. Hopper

(Instruction: To withhold authority to vote for an individual nominee, write the nominee's name on the line provided below.)

2.    Ratification of the appointment of Ernst & Young LLP as Perficient's independent auditors for the fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    Approval of such other matters that come before the annual meeting of stockholders, or any adjournment thereof, that are required to be approved by the stockholders of Perficient.

        The Proxy will vote as specified herein or, if a choice is not specified, he will vote "For" the proposals set forth in Items 1, 2, and 3.

        This Proxy is solicited by the Board of Directors of Perficient.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 9, 2003 is hereby acknowledged:
Date:	, 2003

(Signature)
(Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity).

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